EXHIBIT 4.1
                          REGISTRATION RIGHTS AGREEMENT

                              TRISPAN SHAREHOLDERS

     THIS REGISTRATION RIGHTS AGREEMENT (this "REGISTRATION RIGHTS AGREEMENT") is made as of February 26, 1999, by and among AnswerThink Consulting Group, Inc., a Florida corporation (the "COMPANY"), and the undersigned shareholders (the "SHAREHOLDERS").
                                    RECITALS

     The Company desires to provide certain registration rights with respect to shares of the Company's common stock, par value $.001 ("COMMON STOCK"), owned or acquired by the Shareholders, pursuant to that certain Merger Agreement, dated as of February 26, 1999, by and among the Company, ACG-triSpan Sub, Inc., triSpan Inc. and the Sellers named as such therein.

     Based on the foregoing premises, the Company and the Shareholders hereby agree as follows:

I. EFFECTIVE TIME. This Registration Rights Agreement shall be effective as of the date first set forth above (the "EFFECTIVE TIME").

II. PIGGYBACK REGISTRATIONS.

     A. RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "SECURITIES ACT")(other than pursuant to a registration of securities on Form S-4 or S-8 under the Securities Act (or a successor form to either of such Forms) or pursuant to a "Demand Registration," as such term is defined in that certain Registration Agreement dated as of April 23, 1997 by and among the Company and certain investors in and executives of the Company (as such Registration Agreement may be amended or amended and restated from time to time, the "INVESTORS AND EXECUTIVES REGISTRATION RIGHTS AGREEMENT") and that certain Registration Agreement dated as of August 1, 1997 by and among the Company and certain other executives and shareholders of the Company ((as such Registration Agreement may be amended or amended and restated from time to time, the "RTI REGISTRATION RIGHTS AGREEMENT"), and the registration form to be used may be used for the registration of Registrable Securities (as defined below) (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all Shareholders of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice. "REGISTRABLE Securities" means all of the shares of Common Stock held by each Shareholder at the Effective Time, together with any other shares of Common Stock issued or issuable with respect to said shares by way of a stock dividend or stock split or conversion or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities and the Company shall not be required to continue to maintain the effectiveness of a registration statement with respect thereto upon the earliest to occur of the following: (i) when they have been sold under the Securities Act in a registered offering, (ii) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) ("RULE 144") (iii) or become eligible for sale (without limitation) under Rule 144K or any successor rule. For purposes of this Registration Rights Agreement, a person shall be deemed to be a holder of Registrable Securities whenever such person has the right to acquire such Registrable Securities (upon conversion or exercise of securities or otherwise), whether or not such acquisition has actually been effected; PROVIDED, HOWEVER, that such acquisition must actually have been effected prior to the effective date of any registration statement which includes any Registrable Securities to be so acquired.

     B. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities held only by those parties with registration rights under the Investors and Executives Registration Rights Agreement and under the RTI Registration Rights Agreement requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, the Registrable Securities held by the Shareholder hereunder, and (iv) fourth, other securities requested to be included in such registration.

     C. PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the "Registrable Securities" under the Investors and Executives Registration Rights Agreement, the RTI Registration Rights Agreement and this Registration Rights Agreement without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders on whose behalf such registration is being effected, (ii) second, the Registrable Securities held only by those parties with registration rights under the Investors and Executives Registration Rights Agreement and under the RTI Registration Rights Agreement requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (iii) third, the Registrable Securities held by Paul Puzzenghera granted in connection with the Company's acquisition of Legacy Technology, Inc., (iv) fourth, the Registrable Securities held by the Shareholder hereunder, and (v) fifth, other securities requested to be included in such registration.

III. FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3 , the Company shall notify the Shareholders of such qualification and shall, within thirty (30) days of such qualification, register the number of shares of Registrable Securities to be disposed of in accordance with the intended method of disposition of shares sought to be disposed of by such Shareholder. Notwithstanding such 30-day grace period, so long as one of the events listed in SECTION 7 below has not occurred or is occurring, the Company will use its best efforts to file such registration statement on Form S-3 on or soon as practicable after, the date on which the Company becomes Form S-3 eligible.

         The Company shall give written notice to all Shareholders of registration pursuant to this SECTION 3 and shall provide a reasonable opportunity (no fewer than ten (10) days from the delivery of the notice) for other Shareholders to participate in the registration.

IV. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Registration Rights Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     A. prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

     B. notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement in the case of a registration statement under SECTION 2 effective for a period of not less than 90 days and, in the case of a registration statement under SECTION 3 for a period of not less than 2 years and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     C. furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     D. use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     E. notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     F. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on "NASDAQ" (as defined in Rule 11Aa3-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) and, if listed on NASDAQ, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities;

     G. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     H. enter into such customary agreements (including underwriting agreements in customary form, if any) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

     I. make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accounts to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     J. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the

Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

     K. permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

     L. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

     M. use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

     N. in the case of a registration statement other than pursuant to Securities Act Rule 415, obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute a least 10% of the securities covered by such registration statement).

V. REGISTRATION EXPENSES.

     A. All expenses incident to the Company's performance of or compliance with this Registration Rights Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne by the Company.

     B. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback and Shelf Registrations.

     C. In connection with each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Piggyback Registration.

VI. HOLD-BACK AGREEMENT.

     Each holder of Registrable Securities shall agree not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in a registration statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, for a period beginning on the effective date of a registered offering and ending 90 days thereafter or that shorter period requested by the underwriter in an underwritten public offering by the Company.

VII. STANDBY AND BLACK OUT ARRANGEMENTS.

     A. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be required to file any registration statement pursuant to
SECTION 3 of this Agreement (i) within a period of 90 days after the effective date of any other registration statement filed by the Company (other than a registration statement on Form S-8, and (ii) for a deferral period of up to 90 days if the Board of Directors of the Company in good faith determines that such registration would interfere with any proposed offering of shares of the Company's capital stock (and the Company notifies the Shareholders of its intention to file a registration statement relating to such offering); PROVIDED, HOWEVER, that the Company shall be able to defer registration under this subclause only one time in any 12-month period.

     B. Following the effectiveness of a registration statement (and the filings with any state securities commissions), the Company may direct a holder of Registrable Securities to suspend sales of the Registrable Securities for such times as the Company reasonably may determine is necessary and advisable, for any event for which disclosure may be required under the securities laws, including the following events (a "SUSPENSION EVENT"), (i) an underwritten primary offering by the Company where the Company is advised by the underwriters for such offering that sale of Registrable Shares under the registration statement would have a material adverse effect on the primary offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by the Company in the registration statement (or such filings), (y) as to which the Company has a BONA FIDE business purpose for preserving confidentiality or (z) which renders the Company unable to comply with SEC requirements, or (iii) the continued effectiveness of a registration statement would have a material adverse effect on any proposed or pending acquisition, merger, business combination or other material transaction involving the Company, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post-effective basis, as applicable.

     C. In the case of an event which causes the Company to suspend the effectiveness of a registration statement, the Company may give notice (a "SUSPENSION NOTICE") to the holders of Registrable Securities to suspend sales of the Registrable Shares (other than pursuant to a Piggyback Registration as provided in SECTION 2 where the Suspension Notice relates to a Shelf Registration under SECTION 3) so that the Company may correct or update the registration statement (or such filings); provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. Each holder of Registrable Securities agrees that it will not effect any sales of the Registrable Shares pursuant to such registration statement (or such filings) at any time after it has received a Suspension Notice from the Company. If so directed by the Company, each holder of Registrable Securities will deliver to the Company all copies of the Prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The holders of Registrable Securities may recommence effecting sales of the Registrable Shares pursuant to the registration statement (or such filings) following further notice to such effect (an "END OF SUSPENSION NOTICE") from the Company, which End of Suspension Notice shall be given by the Company promptly following the conclusion of any Suspension Event and the effectiveness of any required amendment or supplement to be the registration statement.

     D. Notwithstanding the provisions of SECTIONS 7(A) and 7(B) to the contrary: (i) no holder of Registrable Securities shall be subject to the provisions of SECTIONS 7(A) and 7(B) hereof for a period of time in excess of ninety (90) days; and (ii) no Suspension Notice may be given more than twice in any twelve (12) month period. Moreover, notwithstanding SECTIONS 2(A) and 3 hereof, if the Company shall give a Suspension Notice pursuant to this SECTION 7, the Company agrees it shall extend the period during which the registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the holders of Registrable Securities shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

VIII. INDEMNIFICATION.

     A. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus filed pursuant to the terms of this Agreement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     B. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     C. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying part of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     D. The indemnification provided for under this Registration Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     (E) Each Shareholder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder with respect to information relating to such Shareholder furnished in writing by such Shareholder expressly for use in, and information provided under this Agreement for use in, any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus.

     The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto, or any preliminary prospectus.

9. PARTICIPATION IN REGISTRATIONS. No person may participate in any registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the securities laws or under the terms of any such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 8 hereof.

10. MISCELLANEOUS.

     A. NO INCONSISTENT AGREEMENTS. The Company shall not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Registration Rights Agreement.

     B. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Registration Rights Agreement or which would adversely effect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

     C. REMEDIES. Any person having rights under any provisions of this Registration Rights Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Registration Rights Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Registration Rights Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any, bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Registration Rights Agreement.

     D. AMENDMENT AND WAIVERS. Except as otherwise provided herein, the provisions of this Registration Rights Agreement may be amended or waived only upon the prior written consent of the Company and the Shareholders.

     E. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Registration Rights Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Registration Rights Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     F. SEVERABILITY. Whenever possible, each provision of this Registration Rights Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Registration Rights Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Registration Rights Agreement.

     G. COUNTERPARTS. This Registration Rights Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Registration Rights Agreement.

     H. DESCRIPTIVE HEADINGS. The descriptive headings of this Registration Rights Agreement are inserted for convenience only and do not constitute a part of this Registration Rights Agreement.

     I. GOVERNING LAW. THIS REGISTRATION RIGHTS AGREEMENT, THE RIGHTS AND DUTIES OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (BUT NOT INCLUDING THE CHOICE OF LAW RULES THEREOF).

     J. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Registration Rights Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid at the addresses set forth: (i) in the case of the Shareholders, on the books and records of the Company (or such other address as to which the Shareholders has notified the Company); or (ii) in the case of the Company, below:

                  AnswerThink Consulting Group, Inc.
                  1001 Brickell Bay Drive
                  Suite 3000
                  Miami, Florida 33131
                  Telephone: (305) 375-8005
                  Facsimile: (305) 379-8810
                  Attention: Ted A. Fernandez
                             President, Chief Executive
                             Officer and Chairman.

11. TRANSFER OF REGISTRATION RIGHTS. Each Shareholder's rights under this Agreement may not be assigned by such Shareholder except to (a) any other Shareholder, (b) any affiliate, as that term is defined in the Investment Company Act of 1940, as amended, of such Shareholder (including a partner of such Shareholder), or (c) any person or entity acquiring from such Shareholder at least twenty five percent (25%) of the Registrable Securities held by such Shareholder on the date of this Agreement or an equivalent amount (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events) of Common Stock. Notwithstanding anything to the contrary in this Agreement, John P. Louchheim's rights under this Agreement may be transferred with respect to 15,000 shares of Common Stock to not more than four
(4) charities. Any transfer or assignment permitted by the foregoing sentences shall be effective as long as (1) the Company is given written notice by such Shareholder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and
(2) the transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement.

                                    * * * * *

                            [EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                        THE COMPANY:

                        ANSWERTHINK CONSULTING GROUP, INC., a
                        Florida corporation

                             By: /s/ JOHN F. BRENNAN
                             -------------------------
                             John F. Brennan
                             Executive Vice President

                        SELLERS:
                             /s/ JOHN LOUCHHEIM
                             -------------------------
                             Name: John Louchheim
                             -------------------------

                             /s/ DENNIS M. MCGRATH
                             -------------------------
                             Name: Dennis M. McGrath
                             -------------------------

                             /s/ JEFFREY L. WORTHINGTON
                             ----------------------------
                             Name: Jeffrey L. Worthington
                             ----------------------------

                             JK&B CAPITAL L.P.
                             By: JK&B MANAGEMENT, LLC
                                 GENERAL PARTNER

                             By: /s/ DAVID KRONFELD
                             -------------------------
                             Name: David Kronfeld
                             Its: Manager

                             JK&B CAPITAL II, L.P.
                             By: JK&B MANAGEMENT, LLC
                                 GENERAL PARTNER

                             By: /s/ DAVID KRONFELD
                             -------------------------
                             Name: David Kronfeld
                             Its: Manager

                             APEX STRATEGIC PARTNERS, L.L.C.
                             By: APEX MANAGEMENT III, L.L.C., ITS MANAGER
                             By: FIRST ANALYSIS APEX MANAGEMENT CO. III, L.L.C.
                                 MANAGING PARTNER

                             By: /s/ BRET R. MAXWELL
                             -------------------------
                             Name: Bret R. Maxwell, Member

                             APEX INVESTMENT FUND III, L.P.
                             By: APEX MANAGEMENT III, L.L.C.,
                                 ITS GENERAL PARTNER
                             By: FIRST ANALYSIS APEX MANAGEMENT CO. III, L.L.C.
                                 MANAGING PARTNER

                             By: /s/ BRET R. MAXWELL
                             -------------------------
                             Name: Bret R. Maxwell, Member
                             Its: Member

                             WINSTON PARTNERS, L.P.
                             By: CHATTERJEE FUND MANAGEMENT, L.P.

                             By: /s/ PETER A. HURWITZ
                             -------------------------
                             Name: Peter A. Hurwitz
                             Its: Attorney in Fact

                             WINSTON PARTNERS II LLC
                             By: CHATTERJEE ADVISORS L.L.C.

                             By: /s/ PETER A. HURWITZ
                             -------------------------
                             Name: Peter A. Hurwitz
                             Its: Manager

                             BOSTON CAPITAL VENTURES III

                             By: /s/ DAVID KRONFELD
                             -------------------------
                             Name: David Kronfeld
                             Its: General Partner

                             VELOCITY CAPITAL, LLC

                             By: /s/ DAVID A. VOGEL
                             -------------------------
                             Name: David A. Vogel
                             Its: Member/Manager